UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 29, 2008 (September 24, 2008)

THE STANLEY WORKS

(Exact Name of Registrant as Specified in its Charter)

CONNECTICUT	1-5244	06-0548860
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Stanley Drive New Britain, Connecticut	06053
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code: (860) 225-5111

No change since last report

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 29, 2008, The Stanley Works (the “Company”) completed a public offering of $250,000,000 aggregate principal amount of its 6.15% Notes due 2013 (the “Notes”). The Notes were offered under the Company’s Registration Statement on Form S-3ASR (Registration No. 333-153646).

The Notes were issued under an Indenture, dated November 1, 2002 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as successor trustee to JPMorgan Chase Bank, as supplemented by an Officers’ Certificate (the “Officers’ Certificate”), dated September 29, 2008. The Indenture includes customary agreements and covenants by the Company.

The Officers’ Certificate is filed as Exhibit 4.1 to this Form 8-K and incorporated herein by reference. The descriptions of the material terms of the Notes and the Officers’ Certificate are qualified in their entirety by reference to such exhibit.

The Notes are unsecured obligations of the Company, ranking equal in right of payment with all the Company’s existing and future unsecured and unsubordinated indebtedness.

The Notes were priced to investors at 99.804% of the principal amount. The Notes will mature on October 1, 2013. Interest on the Notes will be payable on April 1 and October 1 of each year, beginning on April 1, 2009. The interest rate on the Notes is 6.15% per annum.

The Notes are redeemable in whole or in part at any time and from time to time, at the Company’s option, at a redemption price equal to the greater of: (i) 100% of the principal amount of the Notes to be redeemed; or (ii) the sum of the present values, calculated as of the redemption date, of the remaining scheduled payments of principal and interest on the Notes to be redeemed discounted to the date of redemption on a semi-annual basis at the then current Treasury Rate plus 50 basis points, plus, in each case, the Company will pay accrued and unpaid interest on the principal amount being redeemed to but not including the date of redemption.

Upon the occurrence of a change of control triggering event, unless the Company has exercised its option to redeem the Notes as described above, the Company will be required to make an offer to repurchase all outstanding Notes at a price in cash equal to 101% of the principal amount of the Notes, plus any accrued and unpaid interest to, but not including, the purchase date.

On September 24, 2008, the Company entered into an underwriting agreement, with Banc of America Securities LLC and Citigroup Capital Markets Inc., as representatives of the several underwriters named therein (the “Underwriters”) relating to the underwritten public offering of the Notes (the “Underwriting Agreement”). Pursuant to the terms of the Underwriting Agreement, the Company sold the Notes to the Underwriters at a price of 99.204% of the principal amount thereof. The Underwriting Agreement contains usual and customary terms, conditions, representations and warranties and indemnification provisions. The Underwriting Agreement is filed as Exhibit 1.1 to this Form 8-K and is incorporated herein by reference. The description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the Company, for which they received or will receive customary fees and expenses. In particular,

Citigroup Global Markets Inc. and Banc of America Securities LLC are the lead arrangers and book runners of the Company’s credit facility, which consists of an $800 million revolving credit agreement entered into on February 27, 2008 by and among the Company, Citibank, N.A., an affiliate of Citigroup Global Markets Inc., as administrative agent, Citigroup Global Markets Inc. and Banc of America Securities LLC, as lead arrangers and book runners, and Bank of America, N.A. as syndication agent.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above related to the Officers’ Certificate is incorporated by reference into this Item 2.03.

Item 8.01 Other Events

The completion of the offering was announced by the Company in a press release dated September 29, 2008, which is attached hereto and incorporated by reference herein as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

The following material is filed as an exhibit to this Current Report on Form 8-K:

(d) Exhibits

1.1	Underwriting Agreement dated September 24, 2008, by and among The Stanley Works and Banc of America Securities LLC and Citigroup Global Markets Inc., as representatives of the several underwriters named therein.

4.1	Officers’ Certificate relating to the 6.15% Notes due 2013.

5.1	Opinion of Bruce H. Beatt with respect to the legality of the notes.

5.2	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to The Stanley Works, with respect to the legality of the notes.

99.1	Press release dated September 29, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE STANLEY WORKS

By:	/s/ Bruce H. Beatt
Name:	Bruce H. Beatt
Title:	Vice President, General Counsel and Secretary

Dated: September 29, 2008

Exhibit Index

Exhibit No.	Exhibit
1.1	Underwriting Agreement dated September 24, 2008 by and among The Stanley Works and Banc of America Securities LLC and Citigroup Global Markets Inc., as representatives of the several underwriters named therein.

4.1	Officers’ Certificate relating to the 6.15% Notes due 2013.

5.1	Opinion of Bruce H. Beatt with respect to the legality of the notes.

5.2	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to The Stanley Works, with respect to the legality of the notes.

99.1	Press release dated September 29, 2008.